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                                  Exhibit 10.30

                              RESCISSION AGREEMENT

         This agreement (the "Agreement") is made as of this 29th day of September 2002, by and between ION Networks, Inc., a Delaware corporation, (the "Company") and David Arbeitel (the "Executive Employee").

         WHEREAS, the Company entered into that certain employment agreement, as amended, (the "Employment Agreement") with the Executive Employee, in or about October 2001;

         WHEREAS, pursuant to the Employment Agreement, the Executive Employee purchased from the Company 300,000 shares of the Company's common stock (the "Shares") through the execution of that certain stock purchase agreement, as amended (the "Stock Purchase Agreement"), those certain promissory notes (the "Promissory Notes") and those certain stock pledge agreements (the "Stock Pledge Agreements); and

         WHEREAS, the Shares are subject to a vesting schedule set forth in the Employment Agreement and 262,500 of the Shares have not yet vested (the "Unvested Shares"); and

         WHEREAS, Executive Employee separated from the Company on September 29, 2002; and

         WHEREAS, both the Company and the Executive Employee wish to rescind the Stock Purchase Agreement, the Promissory Notes and the Stock Pledge Agreements with respect to the Unvested Shares and, to the maximum extent possible, to restore each party to its position had the Unvested Shares not been issued by the Company and purchased by the Executive Employee.

         NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and Executive Employee hereby agree as follows:

         1. The Executive Employee hereby agrees to relinquish to the Company any and all rights in and to the Unvested Shares that he may now or in the future have or be entitled to, and to promptly return to the Company for cancellation all certificates representing the Unvested Shares.

         2. The Company and the Executive Employee hereby agree that each of the Stock Purchase Agreement, as amended, the Promissory Notes and the Stock Pledge Agreements with respect to the Unvested Shares is hereby rescinded in its entirety and is no longer in force and effect, without any liabilities to or obligations of the Company or the Executive Employee.

         3. The Executive Employee agrees to indemnify and hold harmless, the Company, its respective directors, officers, employees and agents (collectively, "Person") from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") brought by any tax authorities against any such Person as a result of this Agreement and/or in connection with the Unvested Shares.

         4. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision.

         5. If fulfillment of any provision of this Agreement or performance of any transaction related hereto, at the time such fulfillment or performance shall be due, shall exceed the limits of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

         6. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties except the Non-Disclosure Agreement. No modification, termination, extension, renewal, waiver or addition to the terms of this Agreement shall be binding upon a party unless set forth in a written amendment signed by an authorized representative of that party.

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         7. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first indicated above.

                          ION Networks, Inc.


                          By:      /s/  Ted Kaminer
                             ---------------------------------------------------

                          Title:   Chief Financial Officer and Vice President
                                ------------------------------------------------


                          By:      /s/ David Arbeitel
                             ---------------------------------------------------
                              David Arbeitel

                          Address:

                           2 Carlton Court, East Brunswick, NJ 08816
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